Exhibit 23.1

UEN: T12LL1223B	GST Reg No : M90367663E

Tel: (65) 6227 5428

20 Maxwell Road, #11-09, Maxwell House, Singapore 069113

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Sharing Economy International Inc and subsidiaries on Form 10-k of our report dated July 24, 2020, with respect to our audits of consolidated financial statements of Sharing Economy International Inc. and subsidiaries as of and for the year then ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Very truly yours,

/s/ AUDIT ALLIANCE LLP
Singapore
July 24, 2020